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MEDICAL
RESOURCES, INC.

                                  PRESS RELEASE
                                  -------------

            MEDICAL RESOURCES, INC. TO REPORT LOSS FOR FOURTH QUARTER AND FULL YEAR 1997 AND EXPECTS LOSS FOR FIRST QUARTER OF 1998


Hackensack, NJ, May 15, 1998 - Medical Resources, Inc. (NASDAQ:MRIIe) today announced that it will report a loss for its fourth quarter and full year ended December 31, 1997. Final 1997 results are expected to be released by May 22 and the Company's Form 10-K is expected to be filed with the Securities and Exchange Commission on or about May 28.

The loss for the fourth quarter, before income tax benefit, is expected to be in the range of $45 to $50 million, due principally to reserve adjustments and other unusual charges in the Company's Imaging business. Included in this overall loss amount is a provision for doubtful accounts receivables of approximately $15 million, an approximate $13 million write-down of goodwill and other assets, and other unusual charges totaling approximately $10 million. Such other unusual charges relate predominately to ongoing litigation, costs associated with the delay in the effectiveness of the Company's pending Registration Statement, higher than normal professional fees, and certain other matters. Company-wide net revenues for the fourth quarter, after upward year-to-date revision of estimates for contractual allowances including an unusual $5 million component related to the collectibility of certain revenues, are expected to be approximately $54 million.

The loss for the full year ended December 31, 1997, before income taxes, is expected to range from $25 to $30 million, including an additional second quarter 1997 non-cash charge of approximately $2.3 million for compensation expense resulting from stock option grants in 1996 and early 1997 that were approved by the Company's stockholders in May, 1997.

The Company also expects to report a loss for the three months ended March 31, 1998, its first quarter of 1998, due in significant part to an estimated $3.5 to $4 million of additional other unusual charges of the aforementioned type. Final results for the first quarter of 1998 are expected to be released around the end of May and the Company's Form 10-Q is expected to be filed with the Securities and Exchange Commission shortly thereafter.

Due to the Company's 1997 loss and its failure to file timely its Form 10-K, the Company is now in technical non-compliance with certain covenants under its unsecured Senior Notes. In that regard, management and the Senior Note lenders have commenced discussions aimed at resolving this matter. In the event the parties are unable to reach agreement, the lenders will be entitled, at their discretion, to exercise certain remedies including acceleration of repayment. Furthermore, the Company's auditors have indicated that in the absence of an effective amendment or waiver,





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their report on the 1997 financial statements will include a going concern modification.

On May 14, representatives of the Company appeared before the Nasdaq Qualifications Hearing Panel. This hearing resulted from the Company's failure to file timely its Form 10-K for 1997 and was held to determine if the Company's common stock should continue to be listed on The Nasdaq Stock Market. The Company expects to receive a response from the panel shortly, and no assurance can be given that the Company's common stock will continue to be listed on Nasdaq.

Commenting on the fourth quarter of 1997 and first quarter of 1998, Duane C. Montopoli, Medical Resources' President and Chief Executive Officer, said, "It is important to recognize that the fourth quarter loss is largely the result of abnormal reserve and estimate increases and other unusual charges in our Imaging business that should be non-recurring. The expected first quarter 1998 loss is also significantly impacted by such charges. We have begun to take the corrective actions necessary to avoid charges of this type in the future and we are pursuing other ways to quickly improve our operating performance."

"While poor cash collections performance in 1997 and early 1998 necessitated a very substantial increase in our bad debt reserves, we are now aggressively pursuing the collection of all outstanding receivables, old and new. I am pleased with our recent efforts in this area and I'm encouraged by recent cash collections which have been trending up. Looking ahead, we are now estimating bad debt expense at about 8% of normalized imaging net revenues. While we expect to do better over time, we will think in these terms until we prove it, and we will make business decisions regarding costs, sales activities and our overall operations accordingly."

"The write-down of goodwill was necessitated by the fact that we have a number of under-performing imaging centers. We are analyzing the causes and we will take actions intended to increase the revenues or, as necessary, to reduce the costs of such centers. We will apply our energies to returning such centers to acceptable profit levels. If we ultimately have some centers where this can't be achieved, those centers will be sold or closed."

"Regarding expected revenues, fourth quarter net revenues would have been higher than third quarter levels, as would be expected considering recent acquisition activity, but for the adverse effects of abnormal increases in contractual allowances in the fourth quarter which, to a significant degree, should be non-recurring. Also, as indicated, fourth quarter contractual allowances include an unusual $5 million component related to the collectibility of certain revenues."

"We are committed to restoring Medical Resources to renewed growth and profitability. We are also committed to being the highest quality provider of services at the lowest overall cost in our industry. With the help of all of the Company's employees and affiliates, and with the support of our investors and lenders, I'm optimistic about the future. Regarding communications with the investment community, we intend to hold a conference call shortly after we release first quarter 1998 results."

Medical Resources specializes in the ownership, operation and management of diagnostic imaging





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centers. The Company operates approximately 100 imaging centers in the U.S. and provides network management services to managed care organizations in regions where its centers are concentrated. Through its StarMed Staffing subsidiary, the Company also provides temporary healthcare staffing to acute and sub-acute care facilities nationwide.


                                    * * * * *



Note: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation: the ability of the Company to effectively integrate the operations and information systems of businesses acquired in 1997 and earlier; the ability of the Company to generate net positive cash flows from operations; the payment timing and ultimate collectibility of accounts receivable (including purchased accounts receivable) from different payer groups (including Letter of Protection type); the economic impact of involuntary share repurchases and other payments (including price protection payments and penalty payments) caused by the delay in the effectiveness of the Company's pending Registration Statement and by the recent decline in the Company's share price; the ability of the Company to cure any defaults under its debt agreements and/or other obligations, in general, and in a manner that avoids significant common stock dilution; the impact of a changing and increasing mix of managed care and personal injury claim business on contractual allowance provisions, net revenues and bad debt provisions; the ultimate economic impact of recent litigation including shareholder and former management lawsuits against the Company and certain of its Directors; the availability of debt and/or equity capital, on reasonable terms, to finance operations as needed and to finance growth; and the effects of federal and state laws and regulations on the Company's business over time. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or from the Company upon request.


CONTACT:

MEDICAL RESOURCES, INC.
Geoffrey A. Whynot
Senior Vice President - Finance and
Chief Financial Officer
(201) 488-6230, Ext. 5460







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